EXHIBIT 99.1

AVX Corporation Announces Preliminary Third Quarter Results

FOUNTAIN INN, S.C. – January 25, 2018 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the third quarter ended December  31, 2017.

Chief Executive Officer and President, John Sarvis, stated, “We completed the third quarter of our fiscal year with net sales of $431.8 million, reflecting an increase over both the previous quarter and the same quarter in the prior year. These results include sales of $90.5 million in our Interconnect, Sensing and Control division that are attributable to our acquisition of the AB Electronic sensing and control (“S&C”) business from TT Electronics, PLC in early October 2017. With continuing favorable market conditions, we saw healthy product demand in most of the markets we serve. As a result of the favorable U.S. tax reform law signed in December, as well as an enacted income tax rate reduction in France, we recorded estimated income tax charges of approximately $129.8 million in the quarter, consisting primarily of a charge for estimated taxes on un-repatriated accumulated overseas earnings.”

Also during the quarter, as discussed below, we announced an agreement to acquire Ethertronics Inc. (“Ethertronics”), a privately held manufacturer of passive and active antenna systems. The pending addition of Ethertronics provides an opportunity for AVX to expand our extensive electronic product offering into the rapidly expanding Internet of  Things (“IoT”) wireless connectivity space. We are optimistic that the addition of the S&C business and Ethertronics will provide new and exciting growth opportunities for AVX going forward.

For the three and nine month periods ended December 31, 2017, net sales were $431.8 million and $1,115.8 million, respectively, compared to net sales of $340.8 million and $983.1 million, respectively, for the same period last year, reflecting the increased sales from our acquisition of the S&C business in addition to healthy global market conditions for our components and interconnect devices.

Profit from operations for the three and nine month periods ended December 31, 2017 were $45.3 million and $132.5 million, respectively, compared to operating profits of $50.9 million and $118.5 million for the three and nine month periods ended December 31, 2016.  Profit from operations for the three and nine month periods ended December 31, 2016 include charges of $12.9 million and $28.1 million, respectively, related to previously disclosed intellectual property damages awards resulting from litigation with respect to patent infringement cases. Additionally, profit from operations for the nine month period ended December 31, 2016 reflects a charge of $3.6 million ($2.3 million after-tax) related to estimated environmental remediation costs resulting from legacy environmental issues at an inactive property.

Net loss for the quarter ended December 31, 2017 was $93.2 million, or $0.55 per share, reflecting estimated one-time income tax charges of approximately $129.8 million as described above. Net income for the quarter ended December 31, 2016 was $35.5 million, or $0.21 per diluted share.

Net loss for the nine month period ended December 31, 2017 was $26.9 million, or $0.16 per share, compared to net income of $91.9 million, or $0.55 per diluted share, for the nine month period ended December 31, 2016.

On December 29, 2017, AVX Corporation signed a definitive agreement to acquire Ethertronics Inc., a privately held manufacturer of passive and active antenna systems, for $142.0 million in cash and the assumption of $8.0 million of net debt, subject to normal working capital adjustments at closing. Ethertronics is a leader in advanced antenna system technology and manufactures antenna products for wireless applications such as mobile phones, Wi-Fi, defense, aerospace, medical, and IoT. The acquisition of Ethertronics is expected to close at the end of January.

Chief Financial Officer, Kurt Cummings, stated, “Part of our long-term strategy is to continue to foster our financial strength in order to allow flexibility for investments in potential acquisitions, materials, equipment and people to support the long-term growth of the Company. As of December 31, 2017, we had cash, cash equivalents and short-term investments in securities of approximately $1.0 billion and no debt. Additionally, the new U.S. tax law will provide greater flexibility to redirect our global cash resources where they are needed. We continued to use our resources to provide value to our stockholders during the quarter by paying $19.4 million in dividends to stockholders and spending $150.3 million for the acquisition of the S&C business.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2017	2016	2017
Net sales	$340,799	$431,795	$983,083	$1,115,842
Cost of sales	248,539	349,692	743,897	882,620
Intellectual property damages award	12,869	-	28,133	-
Gross profit	79,391	82,103	211,053	233,222
Selling, general & admin. expense	28,450	36,772	88,974	100,674
Legal and environmental charges	-	-	3,600	-
Profit from operations	50,941	45,331	118,479	132,548
Other income, net	1,405	2,221	9,199	8,388
Income before income taxes	52,346	47,552	127,678	140,936
Provision for taxes	16,827	140,764	35,750	167,846
Net income (loss)	$35,519	$(93,212)	$91,928	$(26,910)

Basic income (loss) per share	$0.21	$(0.55)	$0.55	$(0.16)
Diluted income (loss) per share	$0.21	$(0.55)	$0.55	$(0.16)

Weighted average common shares outstanding:
Basic	167,418	168,313	167,399	168,216
Diluted	167,856	168,313	167,664	168,216

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2017	2017
Assets
Cash and cash equivalents	$578,634	$464,173
Short-term investments in securities	528,748	541,215
Accounts receivable, net	186,804	248,870
Inventories	474,128	497,291
Other current assets	68,090	56,894
Total current assets	1,836,404	1,808,443
Property, plant and equipment, net	239,951	374,976
Goodwill and other intangibles	266,701	307,146
Other assets	134,357	104,452

TOTAL ASSETS	$2,477,413	$2,595,017

Liabilities and Stockholders' Equity
Accounts payable	$80,441	$103,266
Income taxes payable and accrued expenses	135,626	169,266
Total current liabilities	216,067	272,532
Other liabilities	44,867	132,366

TOTAL LIABILITIES	260,934	404,898

TOTAL STOCKHOLDERS' EQUITY	2,216,479	2,190,119

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,477,413	$2,595,017

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2018, the expected closing of the Ethertronics acquisition, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements for a variety of reasons, including without limitation, changes in the global economy or the economy of any locality in which we conduct business; changes in general industry and market conditions or regional growth or declines; the failure of certain closing conditions related to the Ethertronics acquisition to occur; loss of business from increased competition; higher raw material costs or raw material shortages; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; possible adverse results of pending or future litigation or infringement claims; our ability to realize expected synergies from acquired businesses; our ability to protect our intellectual property rights; negative impacts of environmental investigations or other governmental investigations and associated litigation; tax assessments by governmental authorities and changes in our effective tax rate; dependence on and relationships with customers and suppliers; and other risks and uncertainties discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2017. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com